UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

NATE’S FOOD CO.
(Exact name of registrant as specified in its charter

Colorado

(State or other jurisdiction of incorporation)

000-52831	46-3403755
(Commission File No.)	(IRS Employer Identification No.)

15151 Springdale Street Huntington Beach, California 92649
(Address of principal executive offices) (zip code)

(949) 381-1834
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

On July 15, 2015, the Company received financing in the amount of $80,000 from Typenex Co-Investment, LLC. On July 8, 2016, the Company made a payment of 50% of the balance then due in the amount of $57,000.00, and entered into a Forbearance Agreement with Typenex regarding conversion of the balance of $57,000.00 debt into Shares of Common Stock at an agreed upon discount and frequency of conversions. On October 11, 2016, Typenex submitted its’ final conversion request for the balance owed in the amount of $24,125.48, converted into 10,901,708 shares common. The balance now due on the Typenex note is $0.00, and the Company has now paid off all four of our original convertible debt instruments in full.

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nate’s Food Co.

Dated: October 17, 2016.	By:	/s/ Nate Steck
	Name:	Nate Steck.
	Title:	CEO

3